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                                                                   EXHIBIT 23(d)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the registration statement of Premier Parks, Inc. on Form S-3 of our report dated March 18, 1998 on our audit of the financial statements of Walibi S.A. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 which report is incorporated by reference from and appearing in Premier Parks' Form 8-K/A dated December 15, 1997. We also consent to the reference to our firm under the caption "Experts" in the registration statement.

                                          Coopers & Lybrand
                                          Reviseurs
                                          d'Entreprises/Bedrijfsrevisoren
                                          BCV/SCC
                                          represented by

                                          Philippe Barbier

Brussels, Belgium
March 26, 1998